                                                                    EXHIBIT 21.1

                  LIST OF SUBSIDIARIES OF DAVEL HOLDINGS, INC.

  The following is a list of subsidiaries of Davel Holdings, Inc. (the "Company"), assuming the completion of the transactions contemplated by the Joint Proxy Statement/Prospectus. The common stock of all the corporations listed below are wholly owned, directly or indirectly, by the Company. If indented, the corporation is a wholly-owned subsidiary of the corporation under which it is listed.

NAME OF CORPORATION                               JURISDICTION OF INCORPORATION
-------------------                               -----------------------------
Davel Holdings, Inc..............................        Delaware
  Davel Financing Company, L.L.C.................        Delaware
    Davel Communications Group, Inc..............        Illinois
      Telaleasing Enterprises, Inc...............        Illinois
      T.R.C.A., Inc..............................        Illinois
      DavelTel, Inc..............................        Illinois
      Davel Mexico, Ltd..........................        Illinois
      Communications Central Inc. (d/b/a CCI)....        Georgia
      Communications Central of Georgia, Inc.....        Georgia
      Central Payphone Services. Inc.............        Georgia
      Invision Telecom, Inc......................        Georgia
      Adtec Communication, Inc...................        Florida
      Interstate Communications, Inc.............        Florida
      Davel de Mexico S. de R.L. de C.V..........        Mexico
      Telefonos Publicos de Mexico, S. de R.L. de
       C.V.......................................        Mexico
    Peoples
      Peoples Telephone Company, Inc.............        South Carolina
      Campus Telephone, Inc. (d/b/a Telink
       Inc.).....................................        Texas
      PTC Cellular, Inc..........................        Delaware
      Silverado Communications, Inc..............        Colorado
      Southwest Inmate Pay Telephone Systems,
       Inc.......................................        Texas
      PTC Global Link, Inc.......................        Florida
      PTC Security Systems, Inc..................        Florida
      Telink, Inc................................        Texas
      Telink Telephone Systems, Inc..............        Georgia
      Peoples Acquisition Corp...................        Pennsylvania
  PT Merger Corp. ...............................        Ohio